UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2012

ZIMMER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street Warsaw, Indiana		46580
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (574) 267-6131

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 9, 2012, Zimmer Holdings, Inc. (the “Company”), Zimmer K.K., Zimmer Investment Luxembourg Sàrl and the borrowing subsidiaries named therein entered into a new $1.35 billion credit agreement (the “Credit Agreement”) with the lenders named therein, JPMorgan Chase Bank, N.A., as general administrative agent, JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese administrative agent and J.P. Morgan Europe Limited, as European administrative agent. The Credit Agreement will mature on May 9, 2017, with two available one-year extensions at the Company’s discretion. Borrowings under the Credit Agreement will be used for general corporate purposes and may bear interest at floating rates based upon indices determined by the currency of the borrowing, plus an applicable margin determined by reference to the Company’s senior unsecured long-term credit rating, at an alternate base rate (available to Zimmer Holdings, Inc. only), or at a fixed rate determined through a competitive bid process.

The Credit Agreement replaces the amended and restated credit agreement dated as of November 30, 2007 among the Company, Zimmer K.K., Zimmer Investment Luxembourg S.C.A., the borrowing subsidiaries named therein, the lenders named therein and the administrative agents named therein, which provided for a $1.35 billion revolving credit facility maturing November 30, 2012.

The Credit Agreement contains customary affirmative and negative covenants and events of default for an unsecured financing arrangement, including, among other things, limitations on consolidations, mergers and sales of assets, as defined in the Credit Agreement. Financial covenants include a maximum leverage ratio of 3.0 to 1.0. If the Company falls below an investment grade credit rating, additional restrictions would result, including restrictions on investments and payment of dividends, as defined in the Credit Agreement.

This summary is qualified in its entirety by the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

The disclosure required by this Item is included in Item 1.01 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this Item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	$1,350,000,000 Credit Agreement dated as of May 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 15, 2012

ZIMMER HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	$1,350,000,000 Credit Agreement dated as of May 9, 2012